Exhibit 10.5
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Wright Express Corporation

Bank of America, N.A., as Administrative Agent
Allens Arthur Robinson
Level 28
Deutsche Bank Place
Corner Hunter and Phillip Streets
Sydney NSW 2000 Australia
Tel +61 2 9230 4000
Fax +61 2 9230 5333
www.aar.com.au
© Copyright Allens Arthur Robinson, Australia 2011

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Table of Contents

1. Definitions and Interpretation	1
1.1 Definitions	1
1.2 Credit Agreement definitions	3
1.3 Interpretation	3
1.4 Document or agreement	4
1.5 Benefit of mortgage	4
2. Mortgage	4
2.1 Mortgage	4
3. Nature of Mortgage	5
3.1 Priority	5
3.2 Dealing with Mortgaged Property	5
4. Covenant to Pay and Perform	5
5. Representations and warranties	5
6. Undertakings	6
7. Further Assurances	7
8. Appointment of Controller	7
8.1 Appointment	7
8.2 Agent of Mortgagor	8
8.3 Receiver’s powers	8
8.4 Receiver appointed after commencement of Liquidation	9
8.5 Powers exercisable by the Mortgagee	9
8.6 Withdrawal	9
9. Power of Attorney	9
10. Completion of Blank Securities	10
11. Performance of Mortgagor’s Obligations	10
12. Inspection	10
13. Statutory Powers	10
13.1 Powers in augmentation	10
13.2 Notice not required	10
14. Application of Money Received	11
14.1 Order	11
14.2 Money actually received	11
14.3 Amounts contingently due	11
14.4 Notice of subsequent Security Interests	11
14.5 Conversion of currencies on application	12
15. Other Security Interests Over Mortgaged Property	12
16. Protection of Secured Parties, Controllers and Attorneys	12
Page (i)

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17. Protection of Third Parties	13
17.1 No enquiry	13
17.2 Receipt	13
18. Expenses, Indemnity	13
18.1 Expenses	13
18.2 Indemnity	13
19. Currency Indemnity	14
19.1 General	14
20. Certificate as to Amount of Secured Money	14
21. Survival of Obligations	14
22. Continuing Security	14
23. Other Securities	15
24. Discharge of mortgage	15
25. Waivers, Remedies Cumulative	15
26. Severability of Provisions	15
27. Moratorium Legislation	15
28. Assignments	16
29. Notices	16
30. Authorised Officers	16
31. Governing Law and Jurisdiction	16
31.1 Governing Law	16
31.2 Jurisdiction	16
31.3 Process agent	17
32. Counterparts	17
Page (ii)

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Date	May 2011
Parties
1.	Wright Express Corporation a Delaware corporation with its principal place of business at 97 Darling Avenue, South Portland, Maine 04106-2301, United States of America (the Mortgagor); and

2.	Bank of America, N.A. of one Bryant Park, New York, New York 10036, United States of America in its capacity as Administrative Agent under the Credit Agreement, as defined below (the Mortgagee).
Recitals
A	From time to time the Mortgagor may wish one or more Secured Parties to provide financial accommodation to or for the account of the Mortgagor or another person.

B	This Deed is given to secure repayment of that accommodation, among other things.
It is agreed as follows.
1. Definitions and Interpretation
1.1 Definitions
The following definitions apply unless the context requires otherwise.
Ancillary Property means:
(a)	all of the Mortgagor’s interest in all profits, losses and other distributions to which it shall at any time be entitled in respect of the Equity Interests;
(b)	all other payments due or to become due to the Mortgagor in respect of the Equity Interests, whether under any Organization Document or otherwise, and whether as contractual obligations, damages, insurance proceeds or otherwise;
(c)	all of the Mortgagor’s claims, rights and entitlements, if any, under any Organization Document or at law or otherwise in respect of the Equity Interests;
(d)	all other property delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, distributions, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and
(e)	to the extent not otherwise included, all proceeds of any or all of the items listed in (a) to (e).
Attorney means any attorney appointed under this Deed.

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Australian Subsidiary means Wright Express Australia Holdings Pty Ltd (ABN 86 145 445 361).
Authorisation includes:
(a)	any consent, authorisation, registration, filing, lodgement, agreement, notarisation, certificate, permission, licence, approval, authority or exemption from, by or with a Governmental Authority; or
(b)	in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Authority intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.
Authorised Officer means:
(a)	in respect of the Mortgagor, any Responsible Person; and
(b)	in respect of the Mortgagee or a Secured Party, any authorised signatory, including any person whose title or acting title includes the word Chief, Counsel, Executive, Head, Manager, Director or President or cognate expressions, or any secretary or director.
Controller means a Receiver or a person appointed as the Mortgagee’s agent under this Deed.
Credit Agreement means the credit agreement dated on or about the date of this Deed between, among others, the Mortgagor, each Designated Borrower from time to time party thereto, the Mortgagee and each Lender a party thereto.
Lease means an agreement under which an asset may be used, exploited, operated or managed by a person other than the owner. It includes a lease, licence, charter, hire purchase or hiring arrangement.
Liquidation includes receivership or other appointment of a controller, deregistration, compromise, deed of arrangement, amalgamation, administration, reconstruction, winding up, dissolution, assignment for the benefit of creditors, arrangement or compromise with creditors or bankruptcy.
Mortgaged Property means the property mortgaged or charged under this Deed.
Permitted Liens means those Liens permitted to be in existence pursuant to clause 7.01 of the Credit Agreement.
Power means a power, right, authority, discretion or remedy which is conferred on the Mortgagee, or any Secured Party, Controller or Attorney by this Deed or any law in relation to it.
Receiver means a receiver or receiver and manager appointed under this Deed.
Secured Money means the Obligations.
It includes money by way of principal, interest, fees, costs, indemnity, Guarantee, charges, duties or expenses, or payment of liquidated or unliquidated damages under or in connection with a Loan Document, Specified Hedge Agreement or Specified Cash Management Agreement or as a result of a breach of or default under or in connection with, a Loan Document, Specified Hedge Agreement or Specified Cash Management Agreement.
It also includes money that the Mortgagor or a Borrower would have been liable to pay but for its Liquidation, or some other reason.
Secured Party means:

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(a)	the Mortgagee;
(b)	a Lender as defined in the Credit Agreement;
(c)	any other person for which the Mortgagee is acting as agent or trustee under any Loan Document;
(d)	any other person which the Mortgagor and the Mortgagee agree is to be a Secured Party for the purposes of this Deed, including in the Foreign Subsidiary Pledge Agreement; or
(e)	any successor, substitute or assign of any of the above.
Security Interest includes any mortgage, pledge, lien or charge or any security or preferential interest or arrangement of any kind. It includes:
(f)	anything which gives a creditor priority to other creditors with respect to any asset; and
(g)	retention of title other than in the ordinary course of day-to-day trading and a deposit of money by way of security.
1.2 Credit Agreement definitions
Definitions in the Credit Agreement apply in this Deed unless the context requires otherwise or the relevant term is defined in this Deed.
1.3 Interpretation
Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.
(a)	The singular includes the plural and the converse.
(b)	A gender includes all genders.
(c)	Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.
(d)	A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.
(e)	A reference to a clause, annexure or schedule is a reference to a clause of, or annexure or schedule to, this Deed.
(f)	A reference to a party to this Deed or another agreement or document includes the party’s successors and permitted substitutes or assigns.
(g)	A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.
(h)	A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form.
(i)	A reference to conduct includes an omission, statement or undertaking, whether or not in writing.
(j)	The meaning of terms is not limited by specific examples introduced by including or for example, or similar expressions.

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(k)	A reference to an asset includes any real or personal, present or future, tangible or intangible property or asset (including intellectual property) and any right, interest, revenue or benefit in, under or derived from the property or asset.
(l)	An Event of Default subsists until it has been waived in writing by the Mortgagee acting on the instructions required under the relevant Loan Documents or remedied to the absolute satisfaction of the Mortgagee acting on the instructions required under the relevant Loan Documents.
(m)	A reference to an amount for which a person is contingently liable includes an amount which that person may become actually or contingently liable to pay if a contingency occurs, whether or not that liability will actually arise.
(n)	Nothing in this Deed is to be interpreted against a party on the ground that the party put it forward.
1.4 Document or agreement
A reference to:
(a)	an agreement includes a Security Interest, Guarantee, undertaking, deed, agreement or legally enforceable arrangement whether or not in writing; and
(b)	a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document.
A reference to a specific agreement or document includes it as amended, novated, supplemented or replaced from time to time, except to the extent prohibited by this Deed.
1.5 Benefit of mortgage
The mortgage under this Deed is held by the Mortgagee as Administrative Agent for itself and each other Secured Party.
2. Mortgage
2.1 Mortgage
(a)	The Mortgagor mortgages to the Mortgagee (for itself and as Administrative Agent for the Secured Parties):
(i)	58,500,001 Equity Interests which the Mortgagor holds in the Australian Subsidiary, as represented by share certificate number 2;
(ii)	any Equity Interests which may at any time attach to, or arise out of, the Mortgagor’s holding in those shares; and
(iii)	the Ancillary Property.
(b)	The mortgage secures the due and punctual payment of the Secured Money.
(c)	The mortgage is given in consideration of the Secured Parties entering the Loan Documents, providing or continuing advances or financial accommodation from time to time, or both, and for other valuable consideration received.

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3. Nature of Mortgage
3.1 Priority
The mortgage created under clause 2.1(a) (Mortgage) is a first equitable mortgage and takes priority over all other Security Interests.
3.2 Dealing with Mortgaged Property
(a)	Except with the prior written consent of the Mortgagee or as permitted in any Loan Document, the Mortgagor shall not:
(i)	create or allow to exist any Security Interest over any Mortgaged Property; or
(ii)	in any other way:
(A)	dispose of;
(B)	create or allow any interest in; or
(C)	part with possession of,
any Mortgaged Property.
(b)	Where by law a mortgagee may not restrict the creation of any Security Interest over an asset ranking after the mortgage created by this Deed, paragraph (a) will not restrict that creation, but the Mortgagor shall ensure that before that Security Interest is created the holder of that Security Interest enters into a deed of priority in form and substance specified by the Mortgagee.
4. Covenant to Pay and Perform
(a)	The Mortgagor shall duly and punctually pay the Secured Money. After an Event of Default (whether or not it is subsisting) it shall pay all Secured Money on demand.
(b)	The Mortgagor shall ensure that no Event of Default occurs. Without affecting the liability of the Mortgagor or the Powers of the Mortgagee in any other respect (including where a breach of this paragraph is also a breach of another provision), the Mortgagor is not liable in damages for a breach of this paragraph but the Mortgagee may exercise its Powers following the breach.
5. Representations and warranties
The Mortgagor represents and warrants that:
(a)	it is the sole beneficial owner of, and has good title to, all Mortgaged Property, subject to no Security Interest whatsoever other than Permitted Liens;
(b)	it has full organisational power, authority and legal right to mortgage all the Mortgaged Property mortgaged by it pursuant to this Deed;
(c)	all Equity Interests have been duly authorised and validly issued and, if applicable, are fully paid;

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(d)	the Equity Interests mortgaged under this Deed constitute not less than 65% of the total issued share capital of the Australian Subsidiary;
(e)	it is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any Organization Document of the Australian Subsidiary, and it is not in violation of any other material provisions of any Organization Document of the Australian Subsidiary, or otherwise in default or violation thereunder, no Mortgaged Property is subject to any defence, offset or counterclaim, nor have any of the foregoing been asserted or alleged against the Mortgagor by any Person with respect thereto and as of the Closing Date, other than with respect to Equity Interests of the Mortgagor that are not required to be mortgaged hereunder, there are no certificates, instruments, documents or other writings (other than the Organization Documents, if any, delivered to the Mortgagee) which evidence any Equity Interests of the Mortgagor (other than management shares);
(f)	the mortgage of the Mortgaged Property pursuant to this Deed, subject to any necessary stamping or registration, creates a valid and continuing Security Interest in the Mortgaged Property and the proceeds thereof and is not subject to any prior Security Interest or to any agreement purporting to grant to any third party a Security Interest on the property or assets of the Mortgagor which would include the Mortgaged Property other than Permitted Liens ; and
(g)	it shall give the Mortgagee prompt notice of any written claim relating to the Mortgaged Property received by it and shall deliver to the Mortgagee a copy of each other demand, notice or other document received by it which may adversely affect the Mortgagee’s interest in the Mortgaged Property simultaneously with the next occurring delivery of the financial statements required to be delivered under section 6.01 of the Credit Agreement.
6. Undertakings
(a)	The Mortgagor covenants and agrees that it will defend the Mortgagee’s right, title and security interest in and to the Mortgaged Property (including the proceeds thereof) against the claims and demands of all Persons whomsoever other than Persons holding Permitted Liens.
(b)	Subject to paragraph (c), if the Mortgagor shall acquire (by purchase, stock dividend or otherwise) any additional Equity Interests at any time or from time to time after the date of this Deed which are represented by certificates or instruments, the Mortgagor will, concurrently with the next occurring delivery of the financial statements required by Section 6.01 of the Credit Agreement, mortgage to the Mortgagee and deliver to the Mortgagee certificates or instruments thereof, accompanied by undated transfer powers duly executed in blank by the Mortgagor, or such other instruments of transfer as are reasonably acceptable to the Mortgagee.
(c)	Notwithstanding paragraph (b), the Mortgagor shall not be required to mortgage any Equity Interests it holds in the Australian Subsidiary in excess of 65% of the total combined voting power of all classes of shares capital of the Australian Subsidiary.
(d)	If any Equity Interests (whether or not now owned or hereafter acquired) are uncertificated, the Mortgagor shall promptly notify the Mortgagee thereof, and shall promptly take all

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actions required or requested by the Mortgagee to perfect the security interest of the Mortgagee under applicable Laws. The Mortgagor further agrees to take such actions as the Mortgagee deems reasonably necessary or desirable to effect the foregoing and to permit the Mortgagee to exercise any of its rights and remedies hereunder.
(e)	Unless an Event of Default has occurred and is continuing, the Mortgagor shall be entitled to exercise all voting rights attaching to any and all Equity Interests owned by it, and to give consents, waivers or ratifications in respect thereof. All such rights of the Mortgagor to vote and to give consents waivers and ratifications shall cease if an Event of Default is subsisting.
(f)	Unless an Event of Default has occurred and is continuing, all cash dividends or other amounts payable in respect of the Mortgaged Property shall be paid to the Mortgagor. All dividends, distributions or other payments which are received by the Mortgagor contrary to the provisions of this Deed shall be held by the Mortgagor on account for the benefit of the Mortgagee, and shall be promptly paid over to the Mortgagee as Mortgaged Property in the same form as so received (with any necessary endorsement).
7.	Further Assurances
Whenever the Mortgagee requests the Mortgagor to do anything it may reasonably require or deem reasonably advisable:
(a)	to ensure each of this Deed and each Security Interest created under it is fully effective, enforceable and perfected with the stated priority;
(b)	for more satisfactorily assuring or securing the Mortgaged Property to the Secured Parties in a manner not inconsistent with this Deed; or
(c)	for aiding the exercise of any Power,
the Mortgagor shall do it promptly at its own cost. That may include, for that purpose:
(d)	doing anything to make, procure or obtain any Authorisation (including registration) in respect of anything, or to facilitate it;
(e)	creating, procuring or executing any document, including any notice, consent or agreement, or legal or statutory mortgage or transfer; and
(f)	delivering documents or evidence of title and executed blank transfers, or otherwise giving possession or control with respect to any Mortgaged Property.
8. Appointment of Controller
8.1 Appointment
(a)	To the extent permitted by law, at any time while an Event of Default subsists the Mortgagee or any Authorised Officer of the Mortgagee may:
(i)	appoint any person or any two or more persons jointly and/or severally to be a receiver or receiver and manager of all or any of the Mortgaged Property or to act as agent of the Mortgagee to exercise any of the Mortgagee’s Powers;

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(ii)	remove any Controller;

(iii)	appoint another Controller in addition to or in place of any Controller; and

(iv)	fix or vary the remuneration of any Controller.
(b)	An appointment may be made under paragraph (a) on any terms the Mortgagee thinks fit and whether or not any Secured Party at any time has taken, or entered into possession of, any of the Mortgaged Property. Without limiting any other method of appointment permitted by law, an appointment may be made by an instrument signed by an Authorised Officer of the Mortgagee or by, or on behalf of, the Mortgagee.
8.2 Agent of Mortgagor
Subject to clause 8.4 (Receiver appointed after commencement of Liquidation), every Receiver is the agent of the Mortgagor. The Mortgagor alone is responsible for a Receiver’s acts and defaults.
8.3 Receiver’s powers
In addition to any powers granted by law, and except to the extent specifically excluded by the terms of appointment, at any time while an Event of Default subsists, every Receiver has power to do anything in respect of the Mortgaged Property that an absolute beneficial legal owner of the property could do. That includes power to do any of the following, in each case on such terms as the Receiver thinks fit.
(a)	(Take possession and manage) Take possession of, get in and manage the Mortgaged Property.
(b)	(Sell)
(i)	Sell any of the Mortgaged Property (whether or not the Receiver has taken possession).
(ii)	Without limitation any sale may be made:
(A)	by public auction, private treaty or tender;
(B)	for cash or on credit;
(C)	in one lot or in parcels;
(D)	either with or without special conditions or stipulations as to title or time or mode of payment of purchase money or otherwise;
(E)	with power to allow the whole or any part of the purchase money to be deferred (whether with or without any security); and
(F)	whether or not in conjunction with the sale of any property by any person.
(c)	(Delegate) Delegate to any person approved by the Mortgagee any Powers conferred on the Receiver (including delegation).
(d)	(Vote) Exercise any voting or other rights or powers in respect of any of the Mortgaged Property and do anything in relation to Marketable Securities.
(e)	(Security Interests) Redeem any Security Interest or acquire it and any debt secured by it.
(f)	(Incidental power) Do anything incidental to the exercise of any other Power.

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All of the above paragraphs are to be construed independently. None limits the generality of any other.
8.4 Receiver appointed after commencement of Liquidation
The power to appoint a Receiver may be exercised even if:
(a)	an order is made or a resolution is passed for the Liquidation of the Mortgagor; and
(b)	a receiver or receiver and manager appointed in those circumstances may not, or may not in some respects, act as the agent of the Mortgagor.
8.5 Powers exercisable by the Mortgagee
Whether or not a Receiver has been appointed, to the extent permitted by law the Mortgagee may exercise any Power of a Receiver at any time while an Event of Default subsists, in addition to any Power of the Mortgagee and without giving notice. It may exercise those Powers and its Powers without taking possession or being liable as mortgagee in possession. Without limitation it may exercise those Powers and its Powers directly or through one or more agents. In the latter event anything done or incurred by an agent will be taken to be done or incurred by the Mortgagee.
8.6 Withdrawal
The Mortgagee may give up possession of any Mortgaged Property and withdraw any receivership at any time.
9. Power of Attorney
(a)	For valuable consideration and by way of security the Mortgagor irrevocably appoints each Authorised Officer of the Mortgagee severally its attorney to do anything which:
(i)	the Mortgagor is obliged, but has failed, to do under or in relation to any Loan Document; or
(ii)	any Secured Party or Receiver is authorised or empowered to do under any Loan Document or any law, but only at the times that that Secured Party or Receiver (if a Receiver had been appointed) would have been able to do it.
(b)	Without limitation, the Attorney may at any time while an Event of Default subsists:
(i)	do anything which in the opinion of the Mortgagee or the Attorney is necessary or expedient to secure, preserve, perfect or give effect to the security contained in this Deed (including anything under clause 10 (Completion of blank securities) or 11 (Performance of Mortgagor’s obligations)) and for this purpose, without limitation, the Attorney may execute a legal mortgage, transfer, assignment and other assurance in favour of any Secured Party of any of the Mortgaged Property; and
(ii)	delegate the Attorney’s powers (including delegation).
(c)	No Attorney appointed under this Deed may act, nor has power to act, inconsistently with this Deed or any other Loan Document.

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10. Completion of Blank Securities
At any time while an Event of Default subsists, the Mortgagee, any Authorised Officer of the Mortgagee, any Receiver or any Attorney may complete any document executed by or on behalf of the Mortgagor and deposited with any Secured Party. It may complete it in favour of any Secured Party, any appointee of any Secured Party or any purchaser.
11. Performance of Mortgagor’s Obligations
If at any time the Mortgagor fails duly to perform any obligation in this Deed, the Mortgagee or any person it authorises may do anything which in its opinion is necessary or expedient to make good or to attempt to make good that failure to its satisfaction.
12. Inspection
The Mortgagor shall permit representatives and independent contractors of the Mortgagee to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Mortgagor and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Mortgagor, provided, that the Mortgagee may not exercise such rights of inspection under this clause 12 more often than two times during any calendar year absent the existence of an Event of Default; provided, further, that when an Event of Default exists the Mortgagee (or any of its respective representatives or independent contractors) may do any of the foregoing at the expense of the Mortgagor at any time during normal business hours and without advance notice.
13. Statutory Powers
13.1 Powers in augmentation
The powers conferred on a mortgagee by law:
(a)	are in addition to the Powers conferred by this Deed;
(b)	(to the extent permitted by law) may be exercised by the Mortgagee immediately after an Event of Default occurs and at any time subsequently; and
(c)	are excluded or varied only so far as they are inconsistent with the express terms of this Deed.
13.2 Notice not required
To the extent permitted by law (but without prejudice to any express requirement in a Loan Document):
(a)	the Mortgagor dispenses with any notice or lapse of time required by law before enforcing this Deed or exercising any Power; and
(b)	without limitation the Mortgagor agrees that:

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(i)	no Secured Party is required to give notice to any person before enforcement or exercise;

(ii)	any law requiring the giving of notice or the compliance with a procedure or the lapse of time before enforcement or exercise is excluded; and

(iii)	where a law which cannot be excluded requires a period of notice to be given but allows the period to be specified or changed, that period is one day.
14. Application of Money Received
14.1 Order
(a)	To the extent permitted by law, all moneys received by a Controller, an Attorney or any Secured Party under or by virtue of this Deed will be applied in the manner and order set forth in section 8.03 of the Credit Agreement.

(b)	The surplus will not carry interest. If it pays the surplus to the credit of an account in the name of the Mortgagor with any bank carrying on business in Australia, the Controller, Secured Party or Attorney (as the case may be) will be under no further liability in respect of it.
14.2 Money actually received
(a)	In applying any moneys towards satisfaction of the Secured Money the Mortgagor will be credited only with the moneys available for that purpose which is actually received by the relevant Secured Party. The credit will date from the time of receipt.

(b)	That money will be appropriated as between principal, interest and other amounts as the relevant Secured Party determines. Any such appropriation by the relevant Secured Party will override any appropriation made by the Mortgagor.
14.3 Amounts contingently due
If any of the Secured Money is contingently owing to any Secured Party at the time of a distribution of an amount under clause 14.1 (Order), the Mortgagee may retain any of that amount. If it does, it shall place the amount retained on short term interest bearing deposit until the relevant Secured Money becomes actually due or ceases to be contingently owing, and the Mortgagee shall then:
(a)	pay to that Secured Party the amount which becomes actually due to it; and

(b)	apply the balance of the amount retained (together with interest earned on the deposit) in accordance with clause 14.1 (Order).
14.4 Notice of subsequent Security Interests
(a)	If any Secured Party receives actual or constructive notice of a subsequent Security Interest affecting any Mortgaged Property it may open a separate account in the name of the Mortgagor or a Borrower in the books of that Secured Party.

(b)	If that Secured Party does not open a new account it will be treated as if it had done so at the time it received actual or constructive notice of the Security Interest.

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(c)	From the time the new account is opened or is taken to be opened:
(i)	all advances and accommodation made available by that Secured Party to the Mortgagor or a Borrower;

(ii)	all payments and repayments made by the Mortgagor or a Borrower to that Secured Party; and

(iii)	moneys to be applied towards the Secured Money under clause 14.1(e) (Order), will be or will be taken to be debited or credited, as appropriate, to the new account. Payments, repayments and other moneys will only be applied in reduction of other Secured Money to the extent that there is no debit balance in that account.
14.5 Conversion of currencies on application
For the purpose of making an application under clause 14.1 (Order) any Secured Party, Controller or Attorney may purchase one currency with another, whether or not through an intermediate currency, whether spot or forward, in the manner and at the time it thinks fit.
15. Other Security Interests Over Mortgaged Property
(a)	Any Secured Party, Controller or Attorney may rely on the certificate of a holder of another Security Interest affecting or purporting to affect the Mortgaged Property as to the amount and property secured by the Security Interest, other than in cases of manifest or obvious error.

(b)	The Mortgagee or any Controller may pay or agree to pay at any time the amount certified by the holder of a Security Interest or purported Security Interest to be necessary to discharge it or some of the indebtedness secured by it or to acquire it. From the date of payment that amount will be part of the Secured Money and the Mortgagor will indemnify the Mortgagee (or if other Secured Parties indemnify the Mortgagee those other Secured Parties) and the Controller against that amount. This applies whether or not that Security Interest or purported Security Interest was valid or prior, equal or subsequent ranking or the property or moneys stated in the certificate was secured by it.
16. Protection of Secured Parties, Controllers and Attorneys
To the extent permitted by law, no Secured Party, Controller or Attorney will be liable:
(a)	in respect of any conduct, delay, negligence or breach of duty in the exercise or non-exercise of a Power; nor

(b)	for any loss (including consequential loss) which results,
except where it arises from fraud, gross negligence or wilful misconduct on the part of any Secured Party, Controller or Attorney, provided that in no event shall any Secured Party, Controller or Attorney be liable for indirect, special, incidental, consequential or punitive damages.

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17. Protection of Third Parties
17.1 No enquiry
No party to any Dealing (as defined below) and no person asked to register a Dealing:
(a)	is bound to enquire:
(i)	whether an Event of Default has occurred or whether this Deed has become enforceable;

(ii)	whether a person who is, or, purports or is purported to be, a Controller or Attorney is duly appointed;

(iii)	as to the amount of Secured Money and whether Secured Money is due and payable; or

(iv)	in any other way as to the propriety or regularity of the Dealing; or
(b)	is affected by notice that the Dealing is unnecessary or improper.
For the protection of any party to a Dealing or a person registering a Dealing, the Dealing will be taken to be authorised by this Deed and will be valid accordingly, even if there is any irregularity or impropriety in the Dealing.
In this clause a Dealing is:
(a)	any payment, or any delivery or handing over of an asset, to; or

(b)	any acquisition, incurring of Finance Debt, receipt, sale, Lease, disposal or other dealing, by, any Secured Party, Controller or Attorney, or any person who purports or is purported to be a Controller or Attorney.
17.2 Receipt
The receipt of any Authorised Officer of any Secured Party, Controller or Attorney (or person who purports, or is purported, to be a Controller or Attorney) for any moneys or assets payable to or receivable or received by it exonerates the person paying those moneys or handing over that asset from being concerned as to their application, or from being liable or accountable for their loss or misapplication.
18. Expenses, Indemnity
18.1 Expenses
The Mortgagor shall reimburse each Secured Party, Controller and Attorney in accordance with, and to the extent provided under, section 10.04 of the Credit Agreement.
18.2 Indemnity
The Mortgagor shall indemnify each Secured Party, Controller and Attorney in accordance with, and to the extent provided under, section 10.04 of the Credit Agreement.

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19. Currency Indemnity
19.1 General
The Mortgagor shall indemnify each Secured Party against any deficiency which arises whenever for any reason (including as a result of a judgment or order or Liquidation):
(a)	that Secured Party receives or recovers an amount in one currency (the Payment Currency) in respect of an amount denominated under a Loan Document in another currency (the Due Currency); and

(b)	the amount actually received or recovered by that Secured Party under its normal practice when it converts the Payment Currency into the Due Currency is less than the relevant amount of the Due Currency.
20. Certificate as to Amount of Secured Money
A certificate signed by an Authorised Officer of a Secured Party will be conclusive evidence against the Mortgagor, in the absence of manifest error:
(a)	as to the amount of Secured Money stated in that certificate;

(b)	that a document specified in that certificate is a Loan Document; and

(c)	that the relevant Secured Party is of the opinion stated in the certificate.
21. Survival of Obligations
(a)	(Representations and warranties) Each representation or warranty in a Loan Document survives the execution and delivery of the Loan Documents and the provision of financial accommodation.

(b)	(Indemnity) Each indemnity, reimbursement or similar obligation in a Loan Document (to the extent provided therein):
(i)	is a continuing, separate and independent obligation;

(ii)	is payable on demand; and

(iii)	survives termination or discharge of the relevant Loan Document and repayment of financial accommodation.
Where a party is obliged to indemnify another party against any loss, cost, charge, liability, expense, deficiency or other amount, it shall pay on demand from time to time the amount stated by the other party to be the amount indemnified against.
22. Continuing Security
This Deed is a continuing security despite any settlement of account, intervening payment or anything else until a final discharge of this Deed has been given to the Mortgagor.

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23. Other Securities
No Power and nothing in this Deed merges in, or in any other way prejudicially affects or is prejudicially affected by:
(a)	any other Guarantee or Security Interest; or

(b)	any judgment, right or remedy against any person,
which any Secured Party or any person claiming through any Secured Party may have at any time.
24. Discharge of mortgage
If:

(a)	the Secured Money has been paid in full;

(b)	all Commitments and other obligations of the Lenders to provide financial accommodation to or for the account of the Mortgagor under the Loan Documents have been cancelled or reduced to zero; and

(c)	the Mortgagor has fully observed and performed its respective obligations under this deed and each other Loan Document, then, at the written request of the Mortgagor (with no less than 3 Business Days prior notice), the Mortgagee will discharge the mortgage granted under this deed and will duly assign, transfer and deliver, or have delivered, to the Mortgagee (without recourse and without any representation or warranty) such of the Mortgaged Property as may be in the possession of the Mortgagee.
25. Waivers, Remedies Cumulative
(a)	No failure to exercise and no delay in exercising a Power operates as a waiver. Nor does any single or partial exercise of a Power preclude any other or further exercise of that or any other Power.

(b)	Powers in the Loan Documents are in addition to, and do not exclude or limit, any right, power or remedy provided by law.
26. Severability of Provisions
Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. That does not invalidate the remaining provisions of that Loan Document nor affect the validity or enforceability of that provision in any other jurisdiction.
27. Moratorium Legislation
To the full extent permitted by law all legislation which at any time directly or indirectly:
(a)	lessens, varies or affects in favour of the Mortgagor any obligation under a Loan Document; or

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(b)	delays, prevents or prejudicially affects the exercise by any Secured Party, Controller or Attorney of any Power,
is excluded from the Loan Document.
28. Assignments
(a)	Subject to the other Loan Documents, a Secured Party may assign all or any of its rights or transfer all or any of its obligations under this Deed. If a Secured Party’s rights under this Deed are assigned, the Secured Money will include all actual and contingent liability of the Mortgagor and each Borrower to the assignee, whether or not it was incurred before the assignment or in contemplation of it.

(b)	The Mortgagor may only assign or transfer any of its rights or obligations under this Deed with the prior written consent of the Mortgagee acting on the instructions of the Required Lenders or all Lenders to the extent required under the terms of the Credit Agreement.
29. Notices
All notices, requests, demands, consents, approvals, agreements or other communications to or by a party to this Deed shall be in writing and shall be in the form and manner, and delivered to the addresses, detailed in section 10.02 of the Credit Agreement.
30. Authorised Officers
The Mortgagor irrevocably authorises each Secured Party to rely on a certificate by a person purporting to be its director or secretary as to the identity and signatures of its Authorised Officers. The Mortgagor warrants that those persons have been authorised to give notices and communications under or in connection with the Loan Documents.
31. Governing Law and Jurisdiction
31.1 Governing Law
This Deed is governed by the laws of New South Wales and the laws of the Commonwealth of Australia as they apply there.
31.2 Jurisdiction
With respect to any legal action or proceedings relating to any Loan Document or any transaction contemplated in any Loan Document (each, a Relevant Action), the Mortgagor irrevocably:
(a)	submits to and accepts, for itself and in respect of its assets, generally and unconditionally the non-exclusive jurisdiction of any of the courts of Australia or any of its states or territories, or New York (State and Federal) selected by the Mortgagee; and

(b)	waives any objection to the venue and any claim that the Relevant Action has been brought in an inconvenient forum; and

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(c)	consents to the service of process out of any of those courts by the mailing of copies of process by registered or certified airmail postage prepaid to it at its address for service of notices set out in section 10.02 of the Credit Agreement or to its process agent at its address provided in the following sub-clause, in which case such service will be taken to have been effected on receipt.
Nothing in this Agreement affects the right to serve process in any other manner permitted by law.
31.3 Process agent
(a)	The Mortgagor irrevocably:
(i)	nominates Wright Express Card Holdings Australia Pty Ltd (ACN 123 181 635) as its agent to receive service of process or other documents in any Relevant Action in the courts of New South Wales; and

(ii)	agrees that service on that agent or any other person appointed under paragraph (b) will be sufficient service on it.
(b)	The Mortgagor shall ensure each process agent remains authorised to accept service on its behalf. If any process agent ceases to have an office in the place specified, the Mortgagor shall ensure that there is another person in that place acceptable to the Mortgagee to receive process on its behalf. It shall promptly notify the Mortgagee of the appointment of that other person.
32. Counterparts
This Deed may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

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Executed and delivered as a Deed
Each authorised signatory executing this Deed states that he or she has no notice of revocation or suspension of his or her authority.
Mortgagor

Signed Sealed and Delivered for Wright
Express Corporation by its authorised signatory
in the presence of:

/s/ Gregory A. Wiessner	/s/ Steven Elder

Witness signature	Authorised signatory signature
Gregory A. Wiessner	Steven Elder, Chief Financial Officer
Print name	Print name

Mortgagee

Signed Sealed and Delivered for Bank of
America, N.A as Administrative Agent for each
Secured Party by its authorised signatory in the
presence of:

/s/ Michelle D. Diggs	/s/ Maurice Washington

Witness signature	Authorised signatory signature
Michelle D. Diggs	Maurice Washington
Print name	Print name